Exhibit 8.1
[Letterhead of Willkie Farr & Gallagher LLP]
October 14, 2008
Teva Pharmaceutical Industries Limited
5 Basel Street
Petach Tikva 49131
Israel
Re:     Registration Statement on Form F-4
Ladies and Gentlemen:
          We have acted as counsel for Teva Pharmaceutical Industries Limited, an Israeli corporation (“Parent”), in connection with (i) the Merger and the Second Step Merger, as defined and described in the Agreement and Plan of Merger dated as of July 17, 2008, as amended (the “Merger Agreement”), by and among Parent, Boron Acquisition Corp., a Delaware corporation (“Merger Sub”), and Barr Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and (ii) the preparation and filing of the related Registration Statement on Form F-4 (the “Registration Statement”), which includes the Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission (the “Commission”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.
          In connection with this opinion, we have examined the Merger Agreement, the Registration Statement, the Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. For purposes of this opinion, we have assumed, with your permission, (i) that the Merger and the Second Step Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus, (ii) the statements concerning the Merger and the Second Step Merger set forth in the Merger Agreement and the Proxy Statement/Prospectus are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iii) that the representations to be made by Parent (together with Merger Sub and a newly formed Delaware limited liability company (“Merger Sub 2”)) and the Company pursuant to Sections 8.2(c) and 8.3(e) of the Merger Agreement will be true, correct and complete and will remain so until the Effective Time. We have also assumed that the parties have complied with and, to the extent applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Merger Agreement. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations to be made by Parent (together with Merger Sub and Merger Sub 2) and the Company referred to above, which we have assumed will be true as of the Effective Time.
          Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we hereby confirm our opinion set forth in the discussion in the Proxy Statement/Prospectus under the headings “Material U.S. Federal Income Tax and Israeli Tax Considerations
— U.S. Federal Income Tax Considerations”, “— The Merger”, “— Ownership of Teva ADSs — U.S. Federal Income Taxation”, and
“— Information Reporting and Backup Withholding”.
          We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger or the Second Step Merger under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.
          This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Proxy Statement/Prospectus in connection with the references to this opinion and the material U.S. federal income tax consequences of the Merger and the Second Step Merger, and the ownership of Teva ADSs. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Willkie Farr & Gallagher LLP